U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2010

NUTRA PHARMA CORP.
(Exact name of registrant as specified in its charter)

California	000-32141	91-2021600
(State or jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2776 University Drive
Coral Springs, Florida 33065
(Address of principal executive offices) (Zip Code)

Registrant's telephone number: 954-509-0911

(Former name or former address, if changed since last report)

Nutra Pharma Corp. is referred to herein as “we”, “our” or “us.

Item 1.01    Entry into a Material Definitive Agreement.

On November 8, 2010, we  signed a $10 million purchase agreement with Lincoln Park Capital Fund, LLC (“LPC”), an Illinois limited liability company.  Upon signing the agreement, we received $200,000 from LPC as an initial purchase under the $10 million commitment in exchange for 1,666,667 shares of our common stock and warrants to purchase 1,666,667 shares of our common stock at an exercise price of $0.15 per share.  We also entered into a registration rights agreement with LPC whereby we agreed to file a registration statement related to the transaction with the U.S. Securities & Exchange Commission (“SEC”) covering the shares that may be issued to LPC under the purchase agreement. After the SEC has declared effective the registration statement related to the transaction, we have the right, in our sole discretion, over a 30-month period to sell our shares of common stock to LPC in amounts up to $500,000 per sale, depending on certain conditions as set forth in the purchase agreement, up to the aggregate commitment of $10 million.

There are no upper limits to the price LPC may pay to purchase our common stock and the purchase price of the shares related to the $9.8 million of future funding will be based on the prevailing market prices of our  shares immediately preceding the time of sales without any fixed discount, and we will control the timing and amount of any future sales of shares to LPC.  LPC shall not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below $.06.

In consideration for entering into the $10 million agreement, we issued to LPC 400,000 shares of our common stock as a commitment fee and shall issue up to 2,600,000 shares pro rata as LPC purchases the remaining $9.8 million. The purchase agreement may be terminated by us at any time at our discretion without our assuming any cost.   Except for a limitation on variable priced financings, there are no financial or business covenants, restrictions on future funding, rights of first refusal, participation rights, penalties or liquidated damages in the agreement.  The proceeds received by us under the purchase agreement are expected to be used for  The proceeds received by us under the purchase agreement are expected to be used for the production, marketing and distribution of our Nyloxin branded products both domestically and internationally.

The foregoing description of the purchase agreement and the registration rights agreement are qualified in their entirety by reference to the full text of the purchase agreement and the registration rights agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

10.1	Purchase Agreement, dated as of November 8, 2010, by and between the Company and Lincoln Park Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of November 8, 2010, by and between the Company and Lincoln Park Capital Fund, LLC.

10.3	Form of Warrant issued to Lincoln Park Capital Fund, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2010

Nutra Pharma Corp.

/s/ Rik Deitsch
By: Rik Deitsch, Chief Executive Officer